SECTION 1350 CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER

 In connection with this Quarterly Report of Compliance Systems Corporation on Form 10-Q for the period ending September 30, 2010, as filed with the United States Securities and Exchange Commission on the date hereof, I, Dean Garfinkel, Chief Executive Officer (Principal Executive Officer) of Compliance Systems Corporation., certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report on Form 10-Q for the period ending September 30, 2010 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Quarterly Report on Form 10-Q for the period ending September 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of Compliance Systems Corporation.

Date: November 15, 2010	/s/ Dean Garfinkel
Dean Garfinkel
Chief Executive Officer (Principal Executive Officer)